UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/01/2005

CELLSTAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1730 Briercroft Court, Carrollton, Texas 75006
(Address of Principal Executive Offices, Including Zip Code)

(972)466-5000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Effective March 1, 2005, CellStar Corporation (the "Company") received a waiver from the lenders under its domestic revolving credit facility related to the Company's failure to file with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended November 30, 2004 (the "Form 10-K"), by its extended filing date of March 1, 2005. The waiver grants an extension for the delivery of audited financial statements to the lenders until April 15, 2005, and waives an event of default related to the delay in filing the Form 10-K. To be effective, the waiver requires that: (a) the Company file its Form 10-K on or before April 15, 2005; and (b) the holders of the Company's 12% Senior Subordinated Notes due January 2007 (the "Subordinated Notes"), or the trustee on behalf of the holders of the Subordinated Notes, shall not exercise any remedies against the Company or any of its subsidiaries who are borrowers with respect to the delay in filing the Form 10-K, other than giving notice of default pursuant to the indenture governing the Subordinated Notes.

The waiver was executed by Wells Fargo Foothill, Inc., as agent and a lender, Fleet Capital Corporation, Textron Financial Corporation, and PNC National Bank Association, as lenders, and the Company and certain of its subsidiaries as borrowers, including CellStar, Ltd., National Auto Center, Inc., CellStar Financo, Inc., CellStar International Corporation/SA, CellStar Fulfillment, Inc., CellStar International Corporation/Asia, Audiomex Export Corp., NAC Holdings, Inc., CellStar Global Satellite Services, Ltd., and CellStar Fulfillment Ltd.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CELLSTAR CORPORATION

Date: March 04, 2005.	By:	/s/ Elaine Flud Rodrguez
Elaine Flud Rodrguez
Senior Vice President and General Counsel